UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 23, 2013, we entered into a securities purchase agreement with existing institutional investors for the purchase and sale of senior secured convertible notes in the aggregate principal amount of $1,500,000 and warrants to purchase up to an aggregate of 1,000,000 shares of common stock, for gross proceeds of $1,425,000, which represents a 5% discount off the aggregate principal amount of the notes.

A description of the notes is set forth in Item 2.03 hereof. As noted in Item 2.03, the holder will be prohibited from converting the notes into shares of common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% or 9.99%, at the initial holder’s election, of the total number of shares of our common stock then issued and outstanding.

The warrants are exercisable one year after issuance, have an exercise price of $1.10 per share, subject to adjustment, and a term of five years from the date they are first exercisable. However, a holder will be prohibited from exercising a warrant if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% or 9.99%, at the initial holder’s election, of the total number of shares of our common stock then issued and outstanding.

We will not issue any shares of our common stock upon conversion of the notes or exercise of the warrants if, as a result of such issuance, we would have issued shares of our common stock in an aggregate amount equal to 2,640,528 shares, which is 20% of our shares of common stock outstanding on May 1, 2013, unless we have received the prior approval of our stockholders for such overage, which approval we are required to seek by July 30, 2013. If our stockholders do not approve the anti-dilution protection of the notes on July 30, 2013, we are required to continue to seek stockholder approval in each of the next three fiscal quarters and thereafter semi-annually until such approval is received.

We currently anticipate that closing of the sale of the notes and the warrants will take place on or before May 31, 2013, subject to the satisfaction of customary closing conditions. No placement agent or underwriter was involved in the offering.

We intend to use the net proceeds of the offering for general corporate purposes, including the development and commercialization of Neutrolin®, and working capital and capital expenditures.

The form of warrant and the form of securities purchase agreement are filed herewith as Exhibits 4.20 and 10.29, respectively, and are incorporated herein by reference. The foregoing descriptions of the securities purchase agreement and the warrants are not complete and are qualified in their entirety by reference to the respective exhibits.

The notes (and the shares of common stock underlying the notes and any interest added to the principal amount of the notes) will be issued pursuant to a prospectus supplement, to be filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, to our effective shelf registration statement on Form S-3 (File No. 333-185737), which became effective on January 10, 2013. A copy of the opinion of Wyrick Robbins Yates & Ponton LLP relating to the validity of the issuance and sale of the notes in the offering and the shares of common stock underlying the notes and any interest added to the principal amount of the notes is attached as Exhibit 5.1 hereto.

The warrants to be issued will be sold in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof. The warrants may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the warrants or any other securities of our company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As noted in Item 1.01, on May 23, 2013, we entered into a securities purchase agreement pursuant to which we will issue senior secured convertible notes in the aggregate principal amount of $1,500,000. The notes are senior, secured obligations, guaranteed by all of our assets. The notes bear interest at the rate of 8.0% per annum and will be subject to a “make-whole” upon any conversion of the notes into common stock, as if the notes being converted were outstanding to April 1, 2014. Interest is first payable on September 3, 2013 and on the first trading day of each month thereafter. The notes mature on April 1, 2016 unless redeemed prior to that date, subject to amortization discussed below. A noteholder may elect to have any interest due prior to April 1, 2014 added to the principal amount of a note; thereafter, interest will be paid in cash only.

We will redeem the notes in cash at par value or in shares of stock which are priced in accordance with a pricing formula set forth in the notes, in eight equal monthly installment payments beginning on September 1, 2013, and continuing thereafter on the first business day of each month, ending on April 1, 2014. At our option, and if certain equity conditions are waived or satisfied, we may elect to pay these installment payments in shares of common stock, in cash, or in any combination of shares and cash. To the extent we pay all or any portion of an installment payment in common stock, we will deliver to each noteholder the amount of shares equal to the applicable installment payment being paid in shares of common stock, divided by the lower of (i) the conversion price then in effect, and (ii) 90% of the average of the 10 lowest-volume weighted-average prices of our common stock during the 20 trading day period ending two trading days prior to the applicable payment date, which price we refer to as the Company Conversion Price.

All installment payments will be subject to the right of each noteholder to defer payment of some or all of any installment payment to a subsequent installment date or the maturity date, and, with respect to any installment date, convert, at the then-prevailing Company Conversion Price, any amount of principal and capitalized interest up to an amount equal to four installment payments. Each noteholder may also convert, at any time, all or a portion of any deferred installment payment. The Company Conversion Price for any such deferred installment payment shall be the lower of the Company Conversion Price in effect on the date of the original installment date and the Company Conversion Price then in effect.

In the event we default on our obligations under the notes, each noteholder may require that we redeem all or any portion of such noteholder’s notes at a price equal to the greater of (i) the product of the amount to be redeemed, multiplied by the redemption premium (which is 125%), and (ii) the product of (a) the amount to be redeemed divided by the conversion price then in effect, multiplied by (b) the product of the redemption premium multiplied by greatest closing sale price of our common stock on any trading day during the period beginning on the date immediately before our default and ending on the date we make the entire redemption payment required upon our default. Furthermore, until we have fully paid such redemption payment, any noteholder who has submitted an amount for redemption following our default may elect to have such amount converted into our common stock in lieu of redemption. In the event our default is due to our bankruptcy, insolvency or reorganization, however, the notes will not be redeemable and all amounts due and owing under the notes will be immediately due and payable.

A noteholder may convert a note, and any interest due prior to April 1, 2014 elected by the holder to be added to the principal amount of the note, at any time into shares of common stock. A noteholder will be prohibited from converting its notes if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 4.99% or 9.99%, at the election of the initial noteholder, of the total number of shares of our common stock then issued and outstanding. Any noteholder may increase or decrease this percentage, provided that such change will not be effective until the 61st day following such noteholder’s request, and such change will only apply to the requesting noteholder.

The conversion price of $1.10 per share is subject to appropriate adjustment in the event of stock dividends and distributions, stock splits, stock combinations, or reclassifications affecting our common stock. The notes also contain full-ratchet anti-dilution protection such that, if we issue shares of common stock, or securities exercisable for or convertible into common stock, at a price per share lower than the conversion price then in effect, the conversion price will be automatically decreased to such issuance price.

The gross proceeds from the issuance of the notes will be deposited into a cash collateral account subject to a first priority security interest evidenced by a control agreement for the benefit of the noteholders, which proceeds will be released to us upon our receipt of a CE Mark for Neutrolin. If we have not received a CE Mark for Neutrolin prior to July 31, 2013, the noteholders will have the option to require us to redeem the outstanding notes at par value, plus accrued interest.

The form of note is attached hereto as Exhibit 4.19 and is incorporated herein by reference. The foregoing description of the notes is not complete and is qualified in its entirety by reference to Exhibit 4.19.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.19	Form of Senior Secured Convertible Note.

4.20	Form of Warrant.

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.

10.29	Form of Securities Purchase Agreement, dated May 23, 2013, between CorMedix Inc. and the investors named therein.

23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.
/s/ Randy Milby
Date: May 24, 2013	Name:	Randy Milby
	Title:	Chief Executive Officer